UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 18, 2025

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tenon Medical, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) virtually on September 18, 2025, after prior sessions on July 23, 2025 and August 20, 2025 were adjourned due to the absence of a quorum. The Annual Meeting was originally scheduled with a record date of June 6, 2025. Following the August 20 adjournment, the Board of Directors established a new record date of August 22, 2025, which superseded the prior record date.

As of August 22, 2025, the Company had 8,602,992 shares of common stock outstanding, each entitled to one vote per share, and 204,159 shares of Series A Preferred Stock and 86,454 shares of Series B Preferred Stock outstanding, each entitled to 1.25 votes per share, together constituting the Company’s outstanding voting securities. Proxies previously submitted remained valid unless revoked or resubmitted. At the reconvened meeting on September 18, 2025, the holders of 4,635,903 shares of common stock were represented in person or by proxy, constituting a quorum under Delaware law and the Company’s Bylaws.

The matters submitted to a vote of stockholders and the final voting results were as follows:

1.	Election of the seven (7) nominees to the Board of Directors of the Company:

Name	Votes For	Withheld	Broker Non-Votes
Richard Ferrari	2,609,108	64,237	1,962,558
Steven Foster	2,611,010	62,335	1,962,558
Richard Ginn	2,608,772	64,573	1,962,558
Stephen Hochschuler, MD	2,485,488	187,857	1,962,558
Ivan Howard	2,486,810	186,535	1,962,558
Kristine Jacques	2,609,719	63,626	1,962,558
Robert Weigle	2,487,743	185,602	1,962,558

Each director nominee was elected to serve as a director until the Company’s 2026 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	At the Annual Meeting, stockholders voted on a proposal to approve the exercisability of the warrants issued pursuant to the warrant exercise inducement transaction entered into on March 11, 2025, including (i) the Series C-1 Warrants to purchase up to 2,445,700 shares of common stock and (ii) the Series C-2 Warrants to purchase up to 1,222,850 shares of common stock, in each case at an exercise price of $1.25 per share. The Series C-1 Warrants will become exercisable for five (5) years and the Series C-2 Warrants will become exercisable for three (3) years, in each case from the date stockholder approval was obtained. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,517,314	120,940	35,091	1,962,558

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote was required for approval. The proposal was approved.

3.	At the Annual Meeting, stockholders voted on a proposal to approve amendments to the Tenon Medical, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the number of shares of the Company’s common stock reserved for issuance under the 2022 Plan from 189,870 shares to 1,328,365 shares, and (ii) amend the 2022 Plan’s evergreen provision to increase the annual automatic increase in the number of shares of common stock reserved under the 2022 Plan, beginning with the fiscal year ending December 31, 2026, to equal, at the discretion of the 2022 Plan administrator, either (x) the greater of (A) 4% of the total number of shares of common stock outstanding on the last day of the prior fiscal year or (B) the number of shares that, when added to the number of shares reserved under the 2022 Plan on the last day of the prior fiscal year, will cause the number of shares reserved to equal 15% of the total shares of common stock outstanding on the last day of the prior fiscal year, or (y) a lesser number as determined by the 2022 Plan administrator. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,235,936	405,879	31,530	1,962,558

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote was required for approval. The proposal was approved.

4.	Ratification of the selection by the Board of Directors of the Company of Haskell & White LLP as its independent auditor for the fiscal year ending December 31, 2025:

Votes For	Votes Against	Abstentions
4,488,067	123,976	23,860

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2025	Tenon Medical, Inc.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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